UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 5, 2019

Travelport Worldwide Limited

(Exact name of registrant as specified in its charter)

Bermuda	001-36640	98-0505105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Axis One, Axis Park Langley, Berkshire, SL3 8AG, United Kingdom
(Address of principal executive office)

Registrant’s telephone number, including area code +44-1753-288-000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

Certain Litigation Relating to the Merger.

On December 9, 2018, Travelport Worldwide Limited, a Bermuda exempted company (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Toro Private Holdings III, Ltd., a private limited company organized under the laws of England and Wales (“Parent”), and, following execution of a joinder, Toro Private Holdings IV, Ltd., a Bermuda exempted company and wholly owned subsidiary of Parent (“Merger Sub”). The Merger Agreement provides, among other things, that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company, with the Company continuing as the surviving company of the Merger and wholly owned subsidiary of Parent (the “Merger”).

On February 25, 2019, a putative class action lawsuit captioned Stephen Bushansky v. Travelport Worldwide Limited et al., Case No. 1:19-cv-00916-SCJ (the “Bushansky Litigation”) was filed in the United States District Court for the Northern District of Georgia, Atlanta Division against the Company and the members of the Company’s board of directors (the “Board of Directors”) pursuant to Section 14(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and United States Securities and Exchange Commission (“SEC”) Rule 14a-9 and against the members of the Board of Directors pursuant to Section 20(a) of the Exchange Act.

On February 26, 2019, a putative class action lawsuit captioned Anthony Franchi v. Travelport Worldwide Limited et al., Case No. 1:19-cv-01802-ER (the “Franchi Litigation”) was filed in the United States District Court for the Southern District of New York against the Company and the members of the Board of Directors pursuant to Section 14(a) of the Exchange Act and SEC Rule 14a-9 and against the members of the Board of Directors pursuant to Section 20(a) of the Exchange Act.

On February 27, 2019, a putative class action lawsuit captioned Melvyn Klein v. Travelport Worldwide Limited et al., Case No. 1:19-cv-01863-LGS (the “Klein Litigation” and, together with the Bushansky Litigation and Franchi Litigation, the “Merger Litigation”) was filed in the United States District Court for the Southern District of New York against the Company, the members of the Board of Directors, Merger Sub and Parent pursuant to Section 14(a) of the Exchange Act and SEC Rule 14a-9 and against the members of the Board of Directors pursuant to Section 20(a) of the Exchange Act.

The Merger Litigation relates to the definitive proxy statement filed by the Company with the SEC on February 13, 2019 (the “Proxy Statement”) in connection with the Merger. The complaints in the Merger Litigation generally allege that the Proxy Statement omitted certain material information regarding the transactions contemplated by the Merger Agreement. The Merger Litigation seeks, among other remedies, to enjoin the transactions contemplated by the Merger Agreement, or in the event that an injunction is not awarded, rescission of the transactions contemplated by the Merger Agreement and unspecified monetary damages, costs and attorney’s fees.

On March 5, 2019, the Company has reached an agreement with the respective plaintiffs to resolve the Merger Litigation. In connection with the resolution of the Merger Litigation, the Company has agreed to make the following supplemental disclosures (the “Supplemental Disclosures”) to the Proxy Statement. The Supplemental Disclosures should be read in conjunction with the Proxy Statement, which should be read in its entirety. Each of the plaintiffs has agreed that, following the filing of this Current Report on Form 8-K, they will dismiss the respective actions in their entirety, with prejudice as to the named plaintiffs only and without prejudice to all other members of the putative classes.

The Company believes that no further supplemental disclosure is required under applicable laws and that the Proxy Statement disclosed all material information required to be disclosed therein. However, in order to alleviate the costs, risks and uncertainties inherent in litigation, the Company has agreed to make these Supplemental Disclosures. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, the Company specifically denies all allegations in the Merger Litigation that any additional disclosure in the Proxy Statement was or is required.

These Supplemental Disclosures will not affect the merger consideration to be paid to shareholders of the Company in connection with the Merger or the timing of the special general meeting of the Company’s shareholders (the “Special General Meeting”) scheduled for March 15, 2019 at 10:00 a.m. Eastern time at the offices of Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York 10022.

Supplemental Disclosures.

The following disclosures supplement the disclosures contained in the Proxy Statement and should be read in conjunction with the disclosures contained in the Proxy Statement, which should be read in its entirety. To the extent that the information set forth herein differs from or updates information contained in the Proxy Statement, the information set forth herein shall supersede or supplement the information in the Proxy Statement. All page references are to pages in the Proxy Statement, and the terms used below, unless otherwise defined, have the meanings set forth in the Proxy Statement.

The section of the Proxy Statement entitled “The Merger – Background of the Merger” is amended and supplemented as follows (with new text underlined and deleted text struck through):

The disclosure on page 27 of the Proxy Statement is hereby modified by amending and restating the third sentence of the eighth paragraph on such page as follows:

From the time of its retention by the Board of Directors through the announcement of the transaction on December 10, 2018, Morgan Stanley reported all such inbound inquiries that it received and all outbound inquiries that it made to ~~a representative of~~ the Company’s management.

The disclosure on page 27 of the Proxy Statement is hereby modified by amending and restating the ninth paragraph on such page as follows:

On April 3, 2018, the Company’s management met with Morgan Stanley, Kirkland & Ellis LLP (“Kirkland”), Travelport’s legal counsel, and Gladstone Place Partners, Travelport’s public relations firm, at Kirkland’s offices in New York to discuss potential responses to the Elliott Funds’ 13D, as well as potential strategic alternatives, including a potential divestiture of eNett and subsequent potential debt paydown and/or share buyback program, and/or a sale of the Company to potential strategic or financial sponsor parties.

The disclosure on page 29 of the Proxy Statement is hereby modified by amending and restating the first sentence of the tenth paragraph on such page as follows:

On the same day, the Board of Directors, together with members of the Company’s management and representatives of Morgan Stanley and Kirkland, reviewed updated preliminary valuation materials prepared by the Company’s management and Morgan Stanley, including an evaluation of various strategic alternatives including a divestiture of eNett and the use of realized funds for a levered share buyback program, incremental investments in the Company’s business and/or voluntary prepayments of debt.

The disclosure on page 38 of the Proxy Statement is hereby modified by amending and restating the second sentence of the first paragraph on such page as follows:

Morgan Stanley provided updates to its valuation work, and the Company’s management addressed ~~valuation related~~ questions that had been raised by the Board of Directors during the meetings of the Board of Directors held on December 5 and 6, 2018 to assist the Board of Directors in its assessment of the future prospects of the Company, by providing an overview of risks identified by the Company’s management that could materially affect the Company’s future performance, as further described below under the caption “—Recommendation of the Board of Directors and Reasons for the Merger.”

The section of the Proxy Statement entitled “The Merger – Fairness Opinion of Morgan Stanley & Co. LLC” is amended and supplemented as follows (with new text underlined and deleted text struck through):

The disclosure on page 46 of the Proxy Statement is hereby modified by amending and restating the fourth sentence of the fifth full paragraph on such page as follows:

Morgan Stanley then calculated terminal values by applying a perpetual growth rate of 0.25% to 0.75%, based on Morgan Stanley’s professional judgment (taking into account various considerations and factors, including (i) the nature of the Company’s businesses, (ii) recent and expected trends in and competitive dynamics with respect to, and expected long-term growth prospects for, the industry and markets in which the Company operates, (iii) the Company’s financial forecasts and (iv) then-prevailing market expectations regarding U.S. and global long-term economic growth and U.S. and global long-term inflation), to the normalized Unlevered Free Cash Flow (as defined below) of the Company for fiscal year 2022.

The disclosure on page 47 of the Proxy Statement is hereby modified by adding the following new sentence in the second full paragraph on such page as follows:

Morgan Stanley performed a precedent transactions analysis, which is designed to imply a value of a company based on publicly available financial terms of selected transactions. Morgan Stanley selected, based on Morgan Stanley’s professional judgment and knowledge of the sector, certain travel industry transactions for which relevant financial information was publicly available. Morgan Stanley selected such transactions as they were the most recent transactions in the Company’s sector that Morgan Stanley, in its professional judgment, deemed comparable to the Merger for purposes of its analysis and for which relevant financial information was publicly available.

The disclosure on page 51 of the Proxy Statement is hereby modified by amending and restating the first sentence of the first full paragraph on such page as follows:

Under the terms of its engagement letter, Morgan Stanley provided the Board of Directors with financial advisory services and a fairness opinion, described in this section and attached as Annex B to this proxy statement, in connection with the Merger, and the Company has agreed to pay Morgan Stanley for its services a fee that is expected to be approximately $19 million, ~~substantially all~~approximately $18.5 million of which is contingent upon the closing of the Merger.

The disclosure on page 51 of the Proxy Statement is hereby modified by amending and restating the fourth sentence of the second full paragraph on such page as follows:

In addition, Morgan Stanley or an affiliate thereof is currently a lender to the Company and certain affiliates of Siris, and the fees received by Morgan Stanley and its affiliates in the two years prior to the date of its opinion in connection with acting as a lender to the Company and certain affiliates of Siris are included in the calculation of financing fees described in this paragraph. Morgan Stanley is not presently providing financing to the Elliott Funds, Siris or their respective affiliates in connection with the financing of the Merger.

A new section of the Proxy Statement entitled “Other Financial Advisor to the Company” is added after the second full paragraph on page 51 of the Proxy Statement as follows:

Other Financial Advisor to the Company

UBS Securities LLC was engaged by the Company to act as its financial advisor in a secondary role, and provided assistance to the Company in evaluating the proposed transaction. UBS Securities LLC was not asked to, and did not, provide a fairness opinion to the Board of Directors.

The section of the Proxy Statement entitled “The Merger – Management Projections” is amended and supplemented as follows:

The disclosure on page 52 of the Proxy Statement is hereby modified by adding the following new sentence after the last sentence of footnote (5) to the table relating to Case A on such page:

For purposes of its analysis, Morgan Stanley utilized normalized Unlevered Free Cash Flow of the Company for fiscal year 2022 of $242 million, which was derived by Morgan Stanley from the financial projections prepared by the Company, by adjusting 2022 Unlevered Free Cash Flows to normalize the impact of capital expenditures and working capital based on information provided by the Company and approved by the Company for use by Morgan Stanley in connection with its financial analysis. In this Proxy Statement, “normalized Unlevered Free Cash Flow” refers to Unlevered Free Cash Flow as adjusted to normalize the impact of capital expenditures and working capital.

The disclosure on page 53 of the Proxy Statement is hereby modified by adding the following new footnote to the Unlevered Free Cash Flow line item in the table relating to Case B on such page:

(1)	For purposes of its analysis, Morgan Stanley utilized normalized Unlevered Free Cash Flow of the Company for fiscal year 2022 of $277 million, which was derived by Morgan Stanley from the financial projections prepared by the Company, by adjusting 2022 Unlevered Free Cash Flows to normalize the impact of capital expenditures and working capital based on information provided by the Company and approved by the Company for use by Morgan Stanley in connection with its financial analysis.

The disclosure on page 55 of the Proxy Statement is hereby modified by adding the following new sentences after the last sentence of the first paragraph on such page:

The Company’s management also provided Morgan Stanley certain historical financial information for use in connection with its financial analysis, including the following information based on the Company’s consolidated condensed balance sheet as of September 30, 2018: (i) total gross debt (which includes $147 million of capital leases and other indebtedness) of $2,285 million, (ii) non-controlling interests of $17 million and (iii) cash, cash equivalents and restricted cash of $204 million. The historical financial information provided by the Company’s management also included 126.5 to 126.6 million common shares of the Company for Case A and 126.6 to 126.8 million common shares of the Company for Case B outstanding as of October 31, 2018, in each case calculated using the treasury stock method.

Important Information for Investors and Shareholders

The proposed acquisition of the Company by affiliates of Siris Capital Group, LLC (“Siris”) and affiliates of Evergreen Coast Capital Corp (“Evergreen”) will be submitted to the shareholders of the Company for their consideration. In connection with the Merger, the Company filed the Proxy Statement with the SEC on February 13, 2019 with respect to the Special General Meeting to approve the Merger, and mailed the Proxy Statement and accompanying proxy card to the Company’s shareholders of record as of February 4, 2019. The Company also has filed and may file other documents with the SEC regarding the proposed Merger. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, SIRIS, EVERGREEN AND THE PROPOSED MERGER. Investors and shareholders may obtain free copies of the Proxy Statement and other documents containing important information about the Company, Siris, Evergreen and the Merger through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company are available free of charge on the Company’s website at ir.travelport.com or may be obtained by contacting the Company’s Investor Relations Department at +44 (0)1753 288 686.

Certain Information Regarding Participants

The Company and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the proposed Merger. Information about the directors and executive officers of the Company is set forth in its Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on February 22, 2019 and in the Proxy Statement for the Special General Meeting, which was filed with the SEC on February 13, 2019. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Proxy Statement for the Special General Meeting and may be contained in other relevant materials filed with the SEC, or to be filed with the SEC when they become available. These documents can be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This communication does not constitute a solicitation of proxy, an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” that are not limited to historical facts, but reflect the Company’s current beliefs, expectations or intentions regarding future events. In some cases, you can identify forward-looking statements by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “potential,” “should,” “will”, and “would” or other similar words. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to the costs and other anticipated financial impacts of the proposed transaction; future financial and operating results of the Company; the Company’s plans, objectives, expectations and intentions with respect to future operations and services; approval of the proposed transaction by shareholders; the satisfaction of the closing conditions to the proposed transaction; and the timing of the completion of the proposed transaction.

All forward-looking statements involve significant risks and uncertainties that could cause future results to differ from those expressed by the forward-looking statements, many of which are generally outside the control of the Company and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to, (i) the possibility that the proposed transaction is delayed or does not close, including due to the failure to receive required shareholder or regulatory approvals, the taking of governmental action to block the proposed transaction, the inability to obtain required financing, or the failure of other closing conditions, and (ii) the possibility that expected financial results will not be realized, or will not be realized within the expected time period, because of, among other things, factors affecting the level of travel activity, particularly air travel volume, including security concerns, pandemics, general economic conditions, natural disasters and other disruptions; general economic and business conditions in the markets in which the Company operates, including fluctuations in currencies, particularly in the U.S. dollar, and the economic conditions in the Eurozone; pricing, regulatory and other trends in the travel industry; the Company’s ability to obtain travel provider inventory from travel providers, such as airlines, hotels, car rental companies, cruise lines and other travel providers; the Company’s ability to develop and deliver products and services that are valuable to travel agencies and travel providers and generate new revenue streams; maintenance and protection of the Company’s information technology and intellectual property; the impact on travel provider capacity and inventory resulting from consolidation of the airline industry; the impact the Company’s outstanding indebtedness may have on the way the Company operates its business; the Company’s ability to achieve expected cost savings from the Company’s efforts to improve operational and technology efficiency, including through the Company’s consolidation of multiple technology vendors and locations and the centralization of activities; the Company’s ability to maintain existing relationships with travel agencies and to enter into new relationships on acceptable financial and other terms; and the Company’s ability to grow adjacencies, such as payment and mobile solutions; and the impact on business conditions worldwide as a result of political decisions, including the United Kingdom’s decision to leave the European Union.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management’s good faith belief with respect to future events and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. The factors listed in the section captioned “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 22, 2019, provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described in the forward-looking statements. You should be aware that the occurrence of the events described in these risk factors and elsewhere could have an adverse effect on the Company’s business, results of operations, financial position and cash flows.

Forward-looking statements speak only as of the date the statements are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws. If the Company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect thereto or with respect to other forward-looking statements. For any forward-looking statements contained in any document, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELPORT WORLDWIDE LIMITED

Date: March 5, 2019	By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Senior Vice President and Corporate Secretary